Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS THIRD QUARTER 2024 RESULTS

Transformation agenda moving at a faster pace, with footprint changes and operating expense reductions;
new business wins continue at a strong rate, expect 2025 year-over-year sales growth

CHARLOTTE, N.C., October 30, 2024 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported its financial results for the third quarter ended September 30, 2024.
Highlights
•New business wins in the quarter were $15 million, bringing year-to-date and trailing-21-month totals to $49 million and $113 million, respectively; on pace with full-year guidance;
•Continuing to lower the cost structure of our North American Mobile Solutions footprint to achieve a minimum 10% adjusted EBITDA margin rate through footprint optimization and overhead cost reduction;
•China sales growth continues on track with top global tier-1 customers; up 19% versus prior year period;
•Implemented operational and cost reduction plans in Q3’24, including a ~$2 million annualized cost-out program, with additional cost-out initiatives in Q4’24 and first half of 2025;
•Leverage ratio declined to 2.97x, as cash proceeds from the sale of Lubbock plant were deployed towards debt reduction;
•Strategic refinancing process continues, evaluating future growth capital needs driven by successful new business wins program;
•End markets are opportunity-rich with current focus on increasing new business wins in Stamping and Medical markets.

“We achieved a faster pace in our enterprise transformation across cost-out and growth programs within our current capital structure,” said Harold Bevis, President and Chief Executive Officer of NN, Inc. “Our continued focus and execution across the pillars of our transformation initiatives delivered another quarter of results broadly across our business, evidenced by advances in operational efficiency, structural cost reductions, and commercial growth through our new business win program.”

“During the quarter, we remained focused on improving our profitability and launched a new round of successful cost reduction measures, which we believe will carry a meaningful impact to growing and sustaining the earnings power of our business, particularly as we begin to capture the embedded future top-line growth from the initial success of our new business program. Additionally, as was previously announced, we completed the sale of our non-core plastics products plant, which allows us to focus on our core competencies and further corrects our balance sheet.”

Mr. Bevis concluded, “NN is working to correct its business model and adjust the revenue and margin mix, primarily in Mobile. We are underway with installing equipment to support global demand for high-end next generation steering and braking components, producing our highest value products and capabilities. Additionally, as part of our focus on strategically realigning volumes in our group of underperforming plants, we announced the closure of our Dowagiac plant, reflecting our continued capacity shift towards lower cost geographies, particularly in China. We expect these optimization actions to support our adjusted EBITDA run rate and margin performance moving forward. As we look to the fourth quarter and fiscal 2025, we will judiciously invest our cash flows into electrical, medical, and other high return projects, and are excited about the opportunity set in front of us. We are encouraged with the pace and results of our transformation.”

Third Quarter GAAP Results
Net sales were $113.6 million, a decrease of 8.7% compared to the third quarter of 2023 net sales of $124.4 million, which was primarily due to the sale of our Lubbock operations, rationalized volume at plants undergoing turnarounds, a customer settlement received in 2023, and unfavorable foreign exchange effects of $1.1 million. Excluding these items, net sales decreased 0.5%.

Loss from operations was $3.8 million compared to a loss from operations of $2.7 million in the third quarter of 2023. The increased loss from operations was primarily due to lower sales volume.
Income from operations for Power Solutions was $2.5 million compared to income from operations of $3.9 million for the same period in 2023. Loss from operations for Mobile Solutions was $1.4 million compared to loss from operations of $1.3 million for the same period in 2023.
Net loss was $2.6 million compared to net loss of $5.1 million for the same period in 2023.
Third Quarter Adjusted Results
Adjusted income from operations for the third quarter of 2024 was $1.3 million compared to adjusted income from operations of $3.7 million for the same period in 2023. Adjusted EBITDA was $11.6 million, or 10.2% of sales, compared to $14.5 million, or 11.6% of sales, for the same period in 2023. The prior year adjusted EBITDA benefited by $2.5 million from a customer settlement, a favorable precious metals adjustment, and results of now divested Lubbock operations, partially offset by rationalized business of $0.9 million. Excluding these items, adjusted EBITDA declined $1.3 million.
Adjusted net loss was $2.5 million, or $0.05 per diluted share, compared to adjusted net income of $0.1 million, or $0.01 per diluted share, for the same period in 2023. Free cash flow was a generation of cash of $0.3 million compared to a generation of cash of $11.3 million for the same period in 2023.
Power Solutions
Net sales for the third quarter of 2024 were $42.9 million compared to $45.5 million in the same period in 2023. Prior year sales were $39.9 million, excluding the recently sold Lubbock operations, an increase of $3 million. The increase in sales when removing the impact from Lubbock was primarily due to higher precious metals pass-through pricing and pricing.

Adjusted income from operations was $5.2 million compared to adjusted income from operations of $7.1 million in the third quarter of 2023. The decrease in adjusted income from operations was primarily due to the lower revenue resulting from the sale of the Lubbock operations and unfavorable product mix.
Mobile Solutions
Net sales for the third quarter of 2024 were $70.7 million compared to $79.0 million in the third quarter of 2023, a decrease of 10.5%. The decrease in sales was primarily due to rationalized volume at plants undergoing turnarounds, contractual reduction in customer pass-through material pricing, a customer settlement received in 2023, and unfavorable foreign exchange effects of $1.0 million.

Adjusted income from operations was $0.9 million compared to adjusted income from operations of $1.6 million in the third quarter of 2023. The decrease in adjusted income from operations was primarily due to lower revenue, partially offset by lower depreciation expense.

2024 Outlook
◦Revenue in the range of $465 million to $485 million;
◦Adjusted EBITDA in the range of $47 million to $51 million;
◦Free cash flow in the range of $8 million to $12 million; and
◦New business wins in the range of $55 million to $70 million.

Chris Bohnert, Senior Vice President and Chief Financial Officer, commented, “We expect to perform within our guidance ranges, subject to market demand. Importantly, our operational transformation remains on track, and we are maintaining our outlook for new business wins to continue at a strong rate.”

Mr. Bohnert concluded, “The refinancing of our ABL and Term Loan is still in process and remains a top priority. We continue to refine based on the needs of our long-term growth capital requirements and cost reduction plans.”

Conference Call
NN will discuss its results during its quarterly investor conference call on October 31, 2024, at 9 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until October 31, 2025.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Stephen Poe
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net sales	$113,587	$124,443	$357,777	$376,737
Cost of sales (exclusive of depreciation and amortization shown separately below)	97,131	104,543	299,474	320,648
Selling, general, and administrative expense	10,257	11,693	37,116	35,833
Depreciation and amortization	10,844	11,577	35,152	34,643
Other operating income, net	(895)	(631)	(3,285)	(526)
Loss from operations	(3,750)	(2,739)	(10,680)	(13,861)
Interest expense	5,404	5,739	16,643	15,484
Other expense (income), net	(5,315)	(1,463)	(4,623)	1,970
Loss before benefit (provision) for income taxes and share of net income from joint venture	(3,839)	(7,015)	(22,700)	(31,315)
Benefit (provision) for income taxes	(903)	245	(1,194)	(1,381)
Share of net income from joint venture	2,185	1,713	6,597	3,087
Net loss	$(2,557)	$(5,057)	$(17,297)	$(29,609)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	3,970	(3,072)	(1,763)	(3,606)
Interest rate swap:
Change in fair value, net of tax	—	—	—	(230)
Reclassification adjustments included in net loss, net of tax	(109)	(449)	(1,007)	(1,366)
Other comprehensive income (loss)	$3,861	$(3,521)	$(2,770)	$(5,202)
Comprehensive income (loss)	$1,304	$(8,578)	$(20,067)	$(34,811)
Basic and diluted net loss per common share:
Basic and diluted net loss per share	$(0.13)	$(0.18)	$(0.59)	$(0.84)
Shares used to calculate basic and diluted net loss per share	48,997	47,539	48,522	46,410

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$12,449	$21,903
Accounts receivable, net	64,447	65,545
Inventories	69,600	71,563
Income tax receivable	12,956	11,885
Prepaid assets	4,095	2,464
Other current assets	10,357	9,194
Total current assets	173,904	182,554
Property, plant and equipment, net	172,947	185,812
Operating lease right-of-use assets	40,821	43,357
Intangible assets, net	47,816	58,724
Investment in joint venture	39,843	32,701
Deferred tax assets	1,177	734
Other non-current assets	6,590	7,003
Total assets	$483,098	$510,885
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,983	$45,480
Accrued salaries, wages and benefits	15,027	15,464
Income tax payable	546	524
Short-term debt and current maturities of long-term debt	8,085	3,910
Current portion of operating lease liabilities	5,805	5,735
Other current liabilities	14,126	10,506
Total current liabilities	88,572	81,619
Deferred tax liabilities	4,960	4,988
Long-term debt, net of current maturities	135,548	149,369
Operating lease liabilities, net of current portion	44,001	47,281
Other non-current liabilities	14,154	24,827
Total liabilities	287,235	308,084
Commitments and contingencies
Series D perpetual preferred stock	89,289	77,799
Stockholders' equity:
Common stock	499	473
Additional paid-in capital	459,245	457,632
Accumulated deficit	(312,645)	(295,348)
Accumulated other comprehensive loss	(40,525)	(37,755)
Total stockholders’ equity	106,574	125,002
Total liabilities, preferred stock, and stockholders’ equity	$483,098	$510,885

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(17,297)	$(29,609)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,152	34,643
Amortization of debt issuance costs and discount	1,718	1,409
Paid-in-kind interest	2,064	1,491
Total derivative loss, net of cash settlements	582	3,139
Share of net income from joint venture, net of cash dividends received	(6,597)	851
Gain on sale of business	(7,154)	—
Share-based compensation expense	2,347	2,058
Deferred income taxes	(477)	(1,531)
Other	(658)	(776)
Changes in operating assets and liabilities:
Accounts receivable	(3,957)	335
Inventories	(1,916)	9,692
Other operating assets	(2,873)	(8,223)
Income taxes receivable and payable, net	(1,078)	(576)
Accounts payable	1,794	5,240
Other operating liabilities	2,739	5,747
Net cash provided by operating activities	4,389	23,890
Cash flows from investing activities
Acquisition of property, plant and equipment	(15,352)	(16,292)
Proceeds from sale of property, plant, and equipment	266	2,876
Proceeds received from sale of business	17,000	—
Net cash provided by (used in) investing activities	1,914	(13,416)
Cash flows from financing activities
Proceeds from long-term debt	38,000	52,000
Repayments of long-term debt	(75,320)	(55,522)
Cash paid for debt issuance costs	(746)	(55)
Proceeds from sale-leaseback of equipment	8,324	—
Proceeds from sale-leaseback of land and buildings	16,863	—
Repayments of financing obligations	(492)	—
Proceeds from short-term debt	—	3,648
Other	(2,262)	(1,276)
Net cash used in financing activities	(15,633)	(1,205)
Effect of exchange rate changes on cash flows	(124)	(287)
Net change in cash and cash equivalents	(9,454)	8,982
Cash and cash equivalents at beginning of year	21,903	12,808
Cash and cash equivalents at end of quarter	$12,449	$21,790

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended September 30,
(in thousands)
NN, Inc. Consolidated	2024	2023
GAAP loss from operations	$(3,750)	$(2,739)
Professional fees	22	32
Personnel costs (1)	734	903
Facility costs (2)	874	1,893
Amortization of intangibles	3,405	3,563
Non-GAAP adjusted income from operations (a)	$1,285	$3,652

Non-GAAP adjusted operating margin (3)	1.1%	2.9%
GAAP net sales	$113,587	$124,443

	Three Months Ended September 30,
(in thousands)
Power Solutions	2024	2023
GAAP income from operations	$2,505	$3,936
Personnel costs (1)	113	122
Facility costs (2)	16	324
Amortization of intangibles	2,567	2,725
Non-GAAP adjusted income from operations (a)	$5,201	$7,107

Non-GAAP adjusted operating margin (3)	12.1%	15.6%
GAAP net sales	$42,935	$45,484

	Three Months Ended September 30,
(in thousands)
Mobile Solutions	2024	2023
GAAP loss from operations	$(1,441)	$(1,283)
Personnel costs (1)	598	462
Facility costs (2)	858	1,569
Amortization of intangibles	838	838
Non-GAAP adjusted income from operations (a)	$853	$1,586

Share of net income from joint venture	2,185	1,713
Non-GAAP adjusted income from operations with JV (a)	$3,038	$3,299

Non-GAAP adjusted operating margin (3)	4.3%	4.2%
GAAP net sales	$70,678	$78,961

	Three Months Ended September 30,
(in thousands)
Elimination	2023	2022
GAAP net sales	$(26)	$(2)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,
(in thousands)	2024	2023
GAAP net loss	$(2,557)	$(5,057)

Benefit (provision) for income taxes	903	(245)
Interest expense	5,404	5,739
Change in fair value of preferred stock derivatives and warrants	1,858	(2,104)
Gain on sale of business	(7,154)	—
Depreciation and amortization	10,844	11,577
Professional fees	22	32
Personnel costs (1)	734	903
Facility costs (2)	874	1,893
Non-cash stock compensation	812	1,208
Non-cash foreign exchange (gain) loss on inter-company loans	(164)	520
Non-GAAP adjusted EBITDA (b)	$11,576	$14,466

Non-GAAP adjusted EBITDA margin (3)	10.2%	11.6%
GAAP net sales	$113,587	$124,443

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended September 30,
(in thousands)	2024	2023
GAAP net loss	$(2,557)	$(5,057)

Pre-tax professional fees	22	32
Pre-tax personnel costs	734	903
Pre-tax facility costs	874	1,893
Pre-tax foreign exchange (gain) loss on inter-company loans	(164)	520
Pre-tax change in fair value of preferred stock derivatives and warrants	1,858	(2,104)
Pre-tax change in gain on sale of business	(7,154)	—
Pre-tax amortization of intangibles and deferred financing costs	4,018	4,092
Tax effect of adjustments reflected above (c)	(113)	(162)
Non-GAAP adjusted net income (loss) (d)	$(2,482)	$117

	Three Months Ended September 30,
(per diluted common share)	2024	2023
GAAP net loss per diluted common share	$(0.13)	$(0.18)

Pre-tax personnel costs	0.01	0.02
Pre-tax facility costs	0.02	0.04
Pre-tax foreign exchange (gain) loss on inter-company loans	—	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	0.04	(0.04)
Pre-tax change in gain on sale of business	(0.15)	—
Pre-tax amortization of intangibles and deferred financing costs	0.08	0.09
Preferred stock cumulative dividends and deemed dividends	0.08	0.07
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.05)	$0.01
Shares used to calculate net earnings (loss) per share	48,997	47,539

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended September 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$4,958	$15,247
Acquisition of property, plant, and equipment	(6,300)	(4,096)
Proceeds from sale of property, plant, and equipment	29	99
Transaction costs incurred from sale of business	1,566	—
Free cash flow	$253	$11,250

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.